UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2006

InterSearch Group, Inc.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51776	59-3234205
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Kearny Street, Suite 550

San Francisco, CA 94108

(Address of Principal Executive Offices)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 2.01 Completion of Acquisition

On September 15, 2006, Internet Revenue Services, Inc., a wholly owned subsidiary of InterSearch Group, Inc. (“the Company”) purchased the domain name www.banks.com from Robert Fox and Lina Watson. An escrow fee of 3.0% of the purchase price will be paid to the escrow agent, payable in the following manner: the Company shall pay the portion of the escrow fee representing 1.25%, and seller shall pay the portion of the escrow fee representing 1.75%. The parties expressly acknowledge and agree that the purchase price held in escrow will not transfer to the seller until registration of www.banks.com has been transferred to the name of the Company; provided however, that if the domain name does not transfer to the Company within 15 business days after the closing, the Company shall be entitled, at the Company’s sole discretion and upon the Company’s request to the escrow agent at any time after such 15-business day period, to return of the entire purchase price held in escrow.

The description of the terms of the agreement if qualified in its entirety by reference to the Asset Purchase Agreement which is filed with this current report as Exhibit 10.1. Confidential treatment has been requested on certain portions of the Asset Purchase Agreement.

Exhibit No.	Description
10.1	Asset Purchase Agreement., dated September 15, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2006	INTERSEARCH GROUP, INC.

	By:	/s/ Gary W. Bogatay, Jr.
	Name:	Gary W. Bogatay, Jr.
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

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